                                                            EXHIBIT 4 (c)(ii)


--------------------------------------------------------------------------------

                            SUPPLEMENT NO. 1 TO THE

                  AMENDED AND RESTATED PARTICIPATION AGREEMENT

                                     AMONG

                SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION,
                    (FORMERLY THE CONNECTICUT NATIONAL BANK)
                                 OWNER TRUSTEE

                      THE FIRST NATIONAL BANK OF CHICAGO,
                           ORIGINAL INDENTURE TRUSTEE

              AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO,
                               INDENTURE TRUSTEE

                              HNB INVESTMENT CORP.
             (AS TRANSFEREE FROM PHILIP MORRIS CREDIT CORPORATION),
                               OWNER PARTICIPANT

                          MESQUITE POWER CORPORATION,
                                     SELLER

                                      AND

                       TEXAS UTILITIES ELECTRIC COMPANY,
                                     LESSEE

                              ___________________

                           DATED AS OF _______, 1995

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------

                                                             Page
                                                             ----
RECITALS .....................................................  1
Section 1. Amendments.........................................  2
Section 2. Obligations of the Owner Trustee in Respect of 1995
Series Bonds..................................................  2
Section 3. Conditions Precedent to Obligations of the Owner
Participant, Lessee, the Owner Trustee and the Indenture
Trustee ......................................................  3
Section 4. Waiver ............................................  5
Section 5. Amendments ........................................  5
Section 6. Counterparts ......................................  5
Section 7. Supplement ........................................  5
Section 8. Instructions of the Owner Participant .............  6
Section 9. Governing Law .....................................  7
Signatures ...................................................  7

APPENDIX A - Definitions
Schedule 1 - Assumptions
Annex A to Schedule 1 - Basic Rent
Annex B to Schedule 1 - Casualty Values
Annex C through /1/ to Schedule 1 - Bond Amortization Schedules
EXHIBIT A - Lease Agreement Supplement No. 2
EXHIBIT B - Indenture Supplement No. 1

     SUPPLEMENT NO. 1 TO THE PARTICIPATION AGREEMENT

          THIS SUPPLEMENT NO. 1, dated as of ____________, 1995 to the AMENDED AND RESTATED PARTICIPATION AGREEMENT, dated as of November 28, 1989, as supplemented (the "Participation Agreement"), among SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION (FORMERLY THE CONNECTICUT NATIONAL BANK), a national banking association, not in its individual capacity except to the extent set forth herein but as trustee ("Owner Trustee"), AMERICAN NATIONAL BANK AND TRUST COMPANY, a national banking association, as indenture trustee, ("Indenture Trustee"), THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, as original indenture trustee, HNB INVESTMENT CORP., a Delaware corporation (as Transferee from Philip Morris Credit Corporation)("Owner Participant"), MESQUITE POWER CORPORATION, a Texas Corporation, as Seller and TEXAS UTILITIES ELECTRIC COMPANY, a Texas corporation ("TU Electric" or "Lessee").

                                   RECITALS:
                                   --------

          A. The Participation Agreement provides, among other things, that the Owner Trustee will issue and sell Refunding Bonds for the purpose of refunding the Initial Series Bonds (such term and the other capitalized terms used herein without definition having the respective meanings specified in Appendix A hereto).

          C. The parties to the Participation Agreement wish to amend and supplement in certain respects the Participation Agreement for the purpose, among others, of providing for the refunding of the Initial Series Bonds, and to set forth more fully their agreement with respect to the subject matter hereof.

          D. On ______, 1995, the Indenture Trustee gave a notice of optional redemption with respect to $81,595,000 of the Initial Series Bonds with a Stated Maturity of January 1, 2018 , such optional redemption to occur on ______, 1995. On ______, 1995, pursuant to a letter agreement dated such date among Lessee and the Owner Participant, the Owner Trustee (i) exercised its option to redeem on ______, 1995 all of the Initial Series Bonds of a Stated Maturity of January 1, 2018 and (ii) gave notice of such optional redemption to the Indenture Trustee pursuant to Section 6.02 of the Indenture. On ______, 1995, pursuant to Section
6.04 of the Indenture, the Indenture Trustee gave notice to each Holder of Initial Series Bonds of a Stated Maturity of January 1, 2018 of such optional redemption.

          Accordingly, in consideration of the premises and of other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          Section 1.  Amendments.  (a) Appendix A. Appendix A to the
                      ----------       ----------
Participation Agreement is hereby amended to read, in its entirety, as set forth in Appendix A attached hereto.

          (b)  Schedule 1.  Pursuant to Section 18(b) of the Participation
               ----------
Agreement, Schedule 1 to the Participation Agreement is hereby amended to read, in its entirety, as set forth in Schedule 1 hereto. The parties hereto agree to enter into a further supplement to the Participation Agreement, if necessary, to record any changes in the assumptions set forth in Schedule 1 attached hereto as a result of an adjustment pursuant to Section 4.5 of the Lease if the assumptions set forth in Schedule 1 attached hereto at the time of the pricing of the refinancing contemplated hereby shall thereafter prove to be incorrect.

          (d)  Amendments to Certain Operative Documents.  As contemplated by
               ------------------------------------------
(1) Section 18(b) of the Participation Agreement, (2) in the case of item (iii) below, Section 2.15 of the Indenture, and (3) in the case of item (i) below, Sections 4.5 and 4.11 of the Lease, subject nevertheless to the satisfaction or waiver of the conditions set forth in such Sections 18(b), 2.15 and 4.11 and
Section 3 hereof, on or before the Refunding Date (i) the Owner Trustee and Lessee shall execute and deliver Lease Agreement Supplement No. 2 (which shall be substantially in the form of Exhibit A hereto, the "Lease Supplement") and the Owner Trustee and Lessee hereby request and instruct the Indenture Trustee to consent to the Lease Supplement and the Owner Participant and the Indenture Trustee shall consent to the Lease Supplement, and (ii) the Owner Trustee, the Indenture Trustee and Lessee shall execute and deliver Trust Indenture, Security Agreement and Mortgage Supplement No. 1, which shall be substantially in the form of Exhibit B hereto, with such changes as the parties hereto shall agree (the "Indenture Supplement").

          Section 2.  Obligations of the Owner Trustee in Respect of 1995 Series
                      ----------------------------------------------------------
Bonds.  Subject to the terms and conditions of this Supplement No. 1 and in
-----
reliance on the representations and warranties of the other parties hereto contained herein or made pursuant hereto, the Owner Trustee at the direction of the Owner Participant, and at the request hereof of Lessee, on the Refunding Date shall execute, and shall request the Indenture Trustee to authenticate and deliver, the 1995 Series Bonds, in the aggregate principal amount of $81,595,000. The proceeds of the sale of the 1995 Series Bonds shall be deposited in immediately available funds with the Indenture Trustee for prepayment of the Initial Series Bonds of a Stated Maturity of January 1, 2018 on the Refunding Date.

          Section 3.  Conditions Precedent to Obligations of the Owner
                      ------------------------------------------------
Participant, Lessee, the Owner Trustee and the Indenture Trustee on the
-----------------------------------------------------------------------
Refunding Date. The obligations of the Owner Participant, Lessee, the Owner
--------------
Trustee and the Indenture Trustee to participate in the transactions contemplated hereunder shall be subject to the fulfillment to the satisfaction of, or waiver by, the Owner Participant, Lessee, the Owner Trustee and the Indenture Trustee (acting directly or by authorization to its counsel but in no event in the capacity as a fiduciary for any party to any Operative Document or any holder of a 1995 Series Bond) (i) prior to or on the Refunding Date, of all of the conditions precedent set forth in Section 18 of the Participation Agreement, as heretofore amended, and (ii) of the following conditions:

     (a) On the Refunding Date, the following statements shall be true and the Owner Participant, Lessee, the Owner Trustee and the Indenture Trustee shall have received

               (i) an Officer's Certificate of Lessee, dated the Refunding Date, stating that (A) the representations and warranties of Lessee contained in Sections 9.1 (except subsection 9.1.6 and except that, with respect to subsection 9.1.7, TU Electric has leased the Sites to Lessor pursuant to the Ground Leases) of the Participation Agreement are true and accurate on and as of the Refunding Date as though made on and as of the Refunding Date except (I) to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date), (II) any reference to "Funding Date" in subsections 9.1.4, 9.1.10 and 9.1.11 shall be deemed to be a reference to the Refunding Date; and (III) any references in subsections 9.1.9 and 9.1.10 to "Lessee's Annual Report on Form 10-K" shall be deemed to be a reference to Lessee's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, and any references to "Lessee's Quarterly Report on Form 10-Q" shall be deemed to be a reference to Lessee's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1995 and June 30, 1995; (B) no event or condition has occurred and is continuing, or would result from the consummation of any transaction contemplated by the Operative Documents to which it is a party, which constitutes a Lease Default or Lease Event of Default, and no Event of Loss has occurred; and (C) each of the Operative Documents to which it is a party remains in full force and effect with respect to it, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditor's rights generally and by general principles of equity; and

               (ii) an Officer's Certificate of each of the Owner
                    Participant, the Owner Trustee and the Indenture Trustee, each in its respective individual capacity, which Officers' Certificates shall be dated the Refunding Date, stating that
                    (A) the respective representations and warranties of the Owner Trustee, the Owner Participant (except subsection 5.1.6) and the Indenture Trustee contained in Sections 6.l, 5.l and 8.1, respectively, of the Participation Agreement are true and accurate on and as of the Refunding Date as though made on and as of the Refunding Date except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and (B) each Operative Document to which it is a party remains in full force and effect with respect to it, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditor's rights generally and by general principles of equity.

     (b) Each of the parties hereto (other than the Person represented by the following counsel) shall have received opinions of ________________, the Owner Participant's special counsel, Worsham, Forsythe & Wooldridge, L.L.P., Lessee's general counsel, Reid & Priest LLP, Lessee's special counsel, Shipman & Goodwin, the Owner Trustee's counsel, and _______________, the Indenture Trustee's counsel, each dated the Refunding Date, addressed to such Persons and each in form and substance satisfactory to the recipients thereof.

     (c) The Lease Supplement and the Indenture Supplement shall have each been validly executed and delivered.

          Section 4.  Waiver.  By their execution hereof, the parties hereto
                      ------
waive any notice requirement contained in Section 18(c) of the Participation Agreement.

          Section 5.  Amendments.  Neither this Supplement No. 1 nor the
                      ----------
Participation Agreement nor any of the terms hereof or thereof may be approved, terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which enforcement of such change is sought.

          Section 6.  Counterparts.  This Supplement No. 1 may be executed by
                      ------------
the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of such counterparts shall together constitute but one and the same instrument.

          Section 7.  Supplement.  This Supplement No. 1 shall be construed a
                      ----------
supplemental to the Participation Agreement and shall form a part thereof and the Participation Agreement is hereby incorporated by reference herein and each is hereby ratified, approved and confirmed.

          Section 8.  Instructions of the Owner Participant. In accordance with
                      --------------------------------------
the Trust Agreement, the Owner Participant hereby authorizes and directs the Owner Trustee to execute and deliver this Supplement No. 1, the Lease Supplement, the Indenture Supplement, and the Series 1995 Bonds, and any letters, certificates or other writings contemplated by any of such documents.

          Section 9.  Governing Law.  THIS SUPPLEMENT NO. 1 SHALL BE CONSTRUED
                      --------------
IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the parties hereto have each caused this Supplement No. 1 to be duly executed as of the date first above written.

               SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION, not in its individual capacity except to the extent expressly provided herein but as Owner
               Trustee pursuant to the Trust Agreement


               By:__________________________________________
                    Name:
                    Title:

               AMERICAN NATIONAL BANK AND TRUST COMPANY OF
               CHICAGO, not in its individual capacity except to the extent expressly provide herein but as Indenture Trustee pursuant to the Indenture


               By:__________________________________________
                    Name:
                    Title:


               HNB INVESTMENT CORPORATION,
               Owner Participant


               By:__________________________________________
                    Name:
                    Title:


               TEXAS UTILITIES ELECTRIC COMPANY,
               Lessee


               By:__________________________________________
                    Name:
                    Title:

                                  SCHEDULE 1
                                 [ASSUMPTIONS]

                             ANNEX A TO SCHEDULE 1
                                 [BASIC RENT]

                             ANNEX B TO SCHEDULE 1
                               [CASUALTY VALUES]

                             ANNEX C TO SCHEDULE 1
                         [BOND AMORTIZATION SCHEDULE]

                                   EXHIBIT A
                      [LEASE AGREEMENT SUPPLEMENT NO. 2]

                                   EXHIBIT B
                         [INDENTURE SUPPLEMENT NO. 1]